                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES OF
                                 UTI CORPORATION



                                                                                     NAME UNDER WHICH
               NAME OF SUBSIDIARY               JURISDICTION OF ORGANIZATION      BUSINESS IS CONDUCTED
               ------------------               ----------------------------      ---------------------
UTI Corporation                                Pennsylvania                                Same

   UTI SFM Feinmechanik GmbH(x)                Frankfurt, Germany                          Same

   Spectrum Manufacturing, Inc.(x)             Nevada                                      Same


Noble-Met, Ltd.                                Virginia                                    Same

   Noble-Met Foreign Sales Corporation(xx)     St. Thomas, Virgin Islands                  Same


G&D, Inc.                                      Colorado                           Star Guide Corporation


Seazun Limited (xxx)                           Ireland                                     Same

Medical Engineering Resources, Ltd.            Minnesota                                   Same

American Technical Molding, Inc.               California                                  Same






----------

(x)        Wholly owned subsidiary of UTI Corporation (Pennsylvania)

(xx)       Wholly owned subsidiary of Noble-Met, Ltd.

(xxx)      Wholly owned subsidiary of G&D, Inc.